Exhibit 10.28

VARIOUS, INC.

  EMPLOYEE PROPRIETARY INFORMATION AGREEMENT

In consideration of and as a condition of my employment by VARIOUS, INC. and/or by companies which it owns, controls, or is affiliated with, and their predecessors and successors (the “Company”), and the compensation previously, now and hereafter paid to me for such employment directly or through an agency as well as other agreements involving the Company which I acknowledge will benefit me, I hereby agree as follows, and confirm my compliance with the following during the entire course of employment with the Company or engagement in any other capacity whatsoever, whether as a consultant, independent contractor or in any other relationship:

1.

CONFIDENTIALITY.  I agree to hold in strictest confidence and not to disclose, make any use of, except for the benefit of the Company, lecture upon or publish, at any time either during the term of or subsequent to my employment, any of the Company’s Proprietary Information (as defined below) which I may produce, obtain or otherwise acquire during the course of my employment, except as the Company may otherwise consent to in writing in its sole and absolute discretion. I further agree not to deliver, reproduce or in any way allow such Proprietary Information, or any documentation relating to such information, to be delivered or used by any third parties without the specific written direction or consent of a duly authorized representative of the Company.

The term “Proprietary Information” shall mean any and all trade secrets, confidential knowledge, data or any other proprietary information pertaining to any business of the Company or any of its clients, customers or consultants, licensees or affiliates.  By way of illustration but not limitation, “Proprietary Information” includes (a) inventions, ideas, improvements, discoveries, trade secrets, processes, data, programs, source code, web site designs, web site  processes, knowledge, know-how, designs, techniques, formulas, test data, computer code, complaints, complaint processes and analysis, security procedures and processes, passwords, user ids, customer information, affiliate information, customer lists, affiliate lists, other works of authorship and designs whether or not patentable, copyrightable, or otherwise protected by law, and whether or not conceived of or prepared by me, either alone or jointly with others (hereinafter collectively referred to as “Inventions”); (b) information regarding research, development, new products and services, marketing plans and strategies, merchandising and selling, business plans, strategies, forecasts, projections, profits, investments, operations, financings, records, budgets and financial statements, licenses, prices and costs, suppliers and customers; and (c) identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and information regarding the skills and compensation of other employees of the Company and independent contractors performing services for the Company.

2.

THIRD PARTY INFORMATION.  I understand that the Company, from time to time, may enter into agreements with other parties which impose obligations or restrictions on the Company regarding Inventions made during the course of the work under such agreements or regarding the confidential nature of such works, or otherwise receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the term of my employment and thereafter, I agree to be bound by all such obligations and restrictions, will hold Third Party Information in the strictest confidence, will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by the Company in writing, and will otherwise take all action necessary to discharge the obligations to the Company arising in connection with such Third Party Information.

3.

WORK FOR HIRE STATEMENT.  I hereby acknowledge and agree that all original works of authorship (the “Works of Authorship”) which are produced, developed or authored by me (whether alone or jointly with others), or otherwise resulting from my work within the scope of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act (17 U.S.C., Section 101). In the event that any rights to the Works of Authorship are deemed not to be works made for hire, or in the event that I should, by operation of law, be deemed to retain any rights in such Works of Authorship, I hereby irrevocably and fully assign, without any further consideration and regardless of any use by the Company of any such Work of Authorship, all of my rights, title and interest, if any, in and to such Works of Authorship to the Company. I agree that the Company, as the owner of all rights to the Works of Authorship, has the full and complete right to prepare and create derivative works based upon the Works of Authorship and any derivative works of such Works of Authorship and to use, reproduce, publish, print, copy, market, advertise, distribute, transfer, sell, publicly perform and publicly display, and otherwise exploit by all means now known or later developed, such Works of Authorship and derivative works anywhere throughout the world.

4.

MORAL RIGHTS.  I hereby irrevocably and unconditionally transfer and assign to the Company, without any further consideration, any and all Moral Rights (as defined below) I may have in or with respect to any and all Works of Authorship.  To the extent that I cannot assign such rights, I hereby waive and agree never to assign such rights against the Company, the Company’s successors-in-interest, or any of their licensees. “Moral Rights” shall mean any right to (i) divulge such Inventions to the public; (ii) retract such Invention from the public; (iii) claim authorship of such Invention; (iv) object to any distortion, mutilation, or other modification of such Invention; and (v) any and all similar rights, existing under judicial or statutory law of any country or jurisdiction in the world, or under any treaty regardless of whether or not such right is called or generally referred to as a “moral right.”

5.

ASSIGNMENT OF INVENTIONS.

(a)

In addition to the foregoing, I hereby assign and transfer to the Company my entire right, title and interest in and to all Inventions, whether or not patentable, and whether or not reduced to practice, made, learned or conceived by me (whether alone or jointly with others and whether before or after execution of this Agreement) during the period of my employment or engagement in any capacity with the Company which relate in any manner at the time of conception or reduction to practice to the actual or demonstrably anticipated research or product development by the Company or to its business, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company. I agree that all such Inventions shall be the sole and exclusive property of the Company and its assigns, and the Company and its assigns shall be the sole owners of all Inventions and any and all patents, copyrights and other proprietary rights related thereto; provided, however, that I hereby acknowledge and agree that this Agreement does not require assignments of an Invention which qualifies fully and expressly for protection under Section 2870 of the California Labor Code.  A copy of the text of Sections 2870-2872 of the California Labor Code is attached to this Agreement as Exhibit B.

(b)

If I have any right or rights to Inventions that cannot be assigned to the Company or waived by me, I unconditionally grant to the Company during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicenses, to use, reproduce, publish, create derivative works of, market, advertise, distribute, sell, publicly perform and publicly display and otherwise exploit by all means now known or later developed, such Inventions.

6.

DISCLOSURE OF INVENTIONS; PATENTS.

I agree that in connection with any Invention:

(a)

I will disclose such Invention promptly in writing to my immediate supervisor at the Company, with a copy to the Company’s then acting Chief Operating Officer, regardless of whether I believe the invention is protected by Section 2870 of the California Labor Code, in order to permit the Company to claim rights to which it may be entitled under this Agreement. Such disclosure shall be received in confidence by the Company.

(b)

I will, at the Company’s request, promptly execute a written assignment of title to the Company for any Invention required to be assigned by Paragraph 4 (“Assignable Invention”) and I will preserve any such Assignable Invention as confidential information of the Company.

(c)

Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for such Assignable Inventions in any and all countries, which Inventions shall be and remain the sole and exclusive property of the Company or its nominee whether or not patented or copyrighted. I agree to execute such papers and perform such lawful acts as the Company deems to be necessary to allow it to exercise all rights and interest in such patents and copyrights.

7.

EXECUTION OF DOCUMENTS.

(a)

In connection with this Agreement, I further agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all such documents, including application for patents and copyrights and assignments of inventions, patents and copyrights to be issued therefor, as the Company may determine necessary or desirable to apply for, and obtain letters, patents and copyrights on such assignable invention in any and all countries and/or to protect the interest of the Company or its nominee in such inventions, patents or copyrights and to vest title thereto in the Company or its nominee.

(b)

In the event the Company is unable, after reasonable efforts, to secure my signature on any document or documents needed to apply for or prosecute any patent, copyright or other right of protection relating to an Invention, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or similar protections thereon with the same legal force and effect as if executed by me; it is being expressly understood and intended by me that the grant of the foregoing irrevocable power of attorney is coupled with an interest.

8.

MAINTENANCE OF RECORDS.  I agree to keep and maintain adequate and current written records of all inventions made by me (in the form of notes, sketches, and drawings as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

9.

PRIOR INVENTIONS.  It is understood that all Inventions, if any, patented or unpatented, which are made by me prior to my employment by the Company, are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached to this Agreement a complete list of all my prior Inventions, including those which are the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Invention or idea. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to such Inventions or ideas.

10.

RETURN OF COMPANY PROPERTY.  I acknowledge and agree that all files, accounts, records, materials, documents, drawings, sketches, designs, diagrams, models, blue-prints, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data, calculations, recordings, catalogues, compilations of information, correspondence, e-mails, financial data, marketing data, password data, user id data, customer data, affiliate data, and all copies, abstracts and summaries of the foregoing, instruments, tools and equipment and all other physical items related to the Company or to my employment with the Company, other than merely personal items, whether of a public nature or not, and whether prepared by me or not, are and shall remain the sole and exclusive property of the Company and shall not be removed from the premises of the Company, except as required in the course of employment by the Company, without prior written consent of the Company in each instance. In the event of termination of my employment with the Company for any reason whatsoever, I agree to promptly surrender and deliver to the Company all of the foregoing property, and I will not take with me any description containing or pertaining to any Proprietary Information which I may produce or obtain during the course of my employment.

11.

TRADE SECRETS OF OTHERS.  I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence Proprietary Information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and during my employment by the Company, I will not improperly use or disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or other parties. I have not brought and will not bring onto the premises of the Company or use in the performance of my responsibilities at the Company any unpublished documents or any property belonging to any previous employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that previous employer or person.  I agree not to enter into any agreement either written or oral in conflict with this Agreement.

12.

[Intentionally Omitted].

13.

ENFORCEMENT.

(a)

I understand and agree that in the event of a prospective or actual breach of this Agreement by me, damages would not be an adequate remedy to compensate the Company for the losses suffered as a result of such breach.  Accordingly, in addition to all other rights and remedies the Company has at law or in equity, in the event of a threatened or actual breach of any of the terms and provisions of this Agreement, the Company shall be entitled to a temporary restraining order, and to temporary and permanent injunctive relief, to prevent or terminate such anticipated or actual breach, without the necessity of proving actual damages or being required to post any bond or other undertaking in connection with any such action, provided that nothing in this Agreement shall be construed to limit the damages otherwise recoverable by the Company in any such event.

(b)

In addition, the Company shall have the right to inform any person, company, organization or business entity, and the principals of the foregoing, and any other third parties that the Company reasonably believes to be receiving or intending to receive from me any Proprietary Information in violation of the terms of this Agreement, that participation by such entity or persons with me in activities in violation of this Agreement may give rise to claims by the Company against such entity, persons or third parties.

14.

PURPOSE AND INTENT.  I acknowledge and agree that this Agreement does not constitute an agreement of employment and that nothing in this Agreement shall confer any right upon me with respect to my employment by the Company, including, without limitation continuation of such employment, and to the extent there is employment with Company such employment shall only be construed to be “at will”.

15.

REPRESENTATIONS.  I represent and warrant to the Company that:

(a)

This Agreement does not constitute a violation of any other agreement to which I am a party and it has been executed and delivered by me after having an opportunity to consult with my legal and other professional counsel and advisors.

(b)

I have full power and authority to enter into, and have obtained all necessary authorizations and approvals required for the execution and deliver of, this Agreement.

(c)

I have taken all necessary actions to execute and deliver this Agreement, and this Agreement constitutes my valid and binding agreement, enforceable in accordance with its terms.

(d)      I have complied with the terms of this Agreement during the entire course of employment with the Company or engagement in any other capacity whatsoever, whether as a consultant, independent contractor or in any other relationship.

16.

MODIFICATION.  This Agreement may not be changed, modified, released, discharged, abandoned, or otherwise amended, in whole or in part, except by an instrument in writing, signed by me and the Company. I agree that any subsequent change or changes in duties, salary, or compensation shall not affect the validity of this Agreement.

17.

ENTIRE AGREEMENT.  I acknowledge receipt of this Agreement, and agree that with respect to the subject matter of this Agreement it is my entire agreement with the Company, superseding any previous written communications, representations, understandings or agreements with the Company or any of its officers or representatives.

18.

SEVERABILITY.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

19.

SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon my heirs, executors, administers and other legal representatives and is for the benefit of the Company, its successors and assigns.

20.

GOVERNING LAW.  This Agreement has been executed and delivered by the parties hereto in California, and shall be governed by and construed in accordance with the internal laws (and not laws pertaining to conflicts or choice of law) of the State of California in all respects, including all matters of validity, construction and performance of this Agreement.  All parties consent to the exercise of personal jurisdiction over them in California and agree that any lawsuit or arbitration arising out of or relating to this Agreement shall be brought exclusively in a court of competent subject matter jurisdiction located within the County of Santa Clara, State of California.

21.

COUNTERPARTS.  This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

22.

FAILURE TO ENFORCE.  The failure of the Company to enforce any threatened or existing violation, default or breach of this Agreement shall not be deemed a waiver of such a violation, default or breach, and the Company shall have the right to enforce the same at a later time and the right to waive in writing any condition imposed herein for its benefit without thereby waiving any other provision or condition.

[SIGNATURE PAGE FOLLOWS]

VARIOUS, INC.

By: /s/ Rob Brackett

Name: Rob Brackett

Title: President

Date: 9/20/07

Accepted and Agreed:

By:

Andrew B. Conru

Employee Name (Please Print)

/s/ Andrew B. Conru

Employee Signature

Title:  Programmer/Consultant

Employee Job Title

Date: 9/20/07

/s/ Natalie Cedeno

Human Resources Signature/Witness

[Signature Page to Employee Proprietary Information Agreement]

EXHIBIT A

LIST OF PRIOR INVENTIONS

TITLE	DATE	IDENTIFYING NUMBER OR DESCRIPTION

EXHIBIT B

California Labor Code Sections 2870-72.

2870. (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the policy of this state and is unenforceable.

2871. No employee shall require a provision made void and unenforceable by Section 2870 as a condition of employment or continued employment. Nothing in this article shall be construed to forbid or restrict the right of an employer to provide in contracts of employment for disclosure, provided that any such disclosures be received in confidence, of all of the employee’s inventions made solely or jointly with others during the term of his or her employment, a review process by the employer to determine such issues as may arise, and for full title to certain patents and inventions to be in the United States, as required by contracts between the employer and the United States or any of its agencies.

2872. If an employment agreement entered into after January 1, 1980, contains a provision requiring the employee to assign or offer to assign any of his or her rights in any invention to his or her employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention which qualifies fully under the provisions of Section 2870. In any suit or action arising thereunder, the burden of proof shall be on the employee claiming the benefits of its provisions.